UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2021

COMPASS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Suite 601
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8099

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2021, Compass Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with SVB Leerink LLC, as representative of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), related to the public offering (the “Offering”) of 35,715,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $3.50 per share, less underwriting discounts and commissions. The Company granted the Underwriters a 30-day option to purchase up to an additional 5,357,250 shares of Common Stock, at the public offering price less any underwriting discounts and commissions. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-257821), including a base prospectus that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2021, as supplemented by a prospectus supplement dated November 1, 2021 that was filed with the SEC on November 3, 2021 (the “Prospectus Supplement”).

The Offering is expected to close on November 4, 2021. The Company expects to receive net proceeds from the Offering, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, of approximately $117.3 million.

The Company made customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, subject to certain exceptions, the Company and its officers, directors and certain stockholders have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock during the 90-day period following the date of the Prospectus Supplement.

The foregoing is only a brief description of certain terms of the Underwriting Agreement and the transactions contemplated thereby, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

As previously announced by the Company, the Common Stock commenced trading on the Nasdaq Capital Market on November 2, 2021.

On November 1, 2021, the Company issued a press release announcing the pricing of the Offering and its uplisting to the NASDAQ Capital Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated November 1, 2021, by and among Compass Therapeutics, Inc. and SVB Leerink LLC, as representative of the several underwriters named therein
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1)
99.1	Press release issued by Compass Therapeutics, Inc. on November 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Compass Therapeutics, Inc.

Date:	November 3, 2021	By:	/s/ Thomas J. Schuetz
Thomas J. Schuetz, MD Chief Executive Officer (Principal Executive Officer)